Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form S-3 of our report dated March 31, 2025 with respect to the audited consolidated financial statements of LM Funding America, Inc. for the year ended December 31, 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
October 10, 2025